Exhibit 99.1

PLX Technology, Inc. Reports Third Quarter 2012 Financial Results

-- Net Revenues from Continuing Operations Increased Six Percent to $26.9M
-- Consecutive Record Quarters in PCI Express Revenue
-- Gross Margins Improved to 59.8 Percent
-- Expanded PCIe Gen3 Portfolio with Three New Products
-- Closed Divestiture of Satellite TV and Ethernet Business
-- Board Named David Raun Interim President, CEO

SUNNYVALE, Calif., Oct. 29, 2012 -- PLX Technology, Inc. (PLX) (NASDAQ: PLXT), a leading global supplier of high-speed connectivity solutions enabling emerging data center architectures, today announced third quarter revenues of $26.9 million and a GAAP net loss from continuing operations of $3.3 million, or $0.07 per share (diluted).

“The team did an excellent job of driving up PCI Express, as well as overall revenues, while increasing margins and building our design win portfolio,” said David Raun, PLX® interim president and CEO.  “The divesture of the satellite and 10 Gigabit Ethernet business increased cash by $7.6 million and drove credit line debt down by $3.5 million during the quarter, and will reduce annual operating spending by approximately $20 million.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2012	Q2 2012	Q3 2011	2012	2011
Net revenues	$26.9	$25.4	$29.8	$76.8	$86.3
Operating expense	$14.6	$12.9	$13.3	$42.2	$41.8
Operating income from continuing operations	$1.5	$2.2	$3.9	$3.0	$7.4
Net income from continuing operations	$0.5	$2.6	$2.7	$2.4	$5.4
Income per share (diluted) from continuing operations	$0.01	$0.06	$0.06	$0.05	$0.12

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, and amortization of acquired intangibles.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2012	Q2 2012	Q3 2011	2012	2011
Net revenues	$26.9	$25.4	$29.8	$76.8	$86.3
Operating expense	$18.4	$16.0	$14.2	$49.5	$45.4
Operating income (loss) from continuing operations	$(2.3)	$(0.9)	$3.0	$(4.4)	$3.9
Net income (loss) from continuing operations	$(3.3)	$(0.5)	$1.9	$(5.0)	$1.9
Income (loss) per share (diluted) from continuing operations	$(0.07)	$(0.01)	$0.04	$(0.11)	$0.04

Product Highlights
PLX announced a new trio of ultra-high lane count PCI Express (PCIe) Gen3 switches developed for cutting-edge markets like storage systems, high-end graphics, and communications platforms.  The high-performance ExpressLane™ PCIe Gen3 switches include the PEX8796 (96 lanes, 24 ports), PEX8780 (80 lanes, 20 ports) and PEX8764 (64 lanes, 16 ports), which expand the PLX portfolio to 18 PCIe Gen3 devices.  Designers choosing the PEX8796 switch -- touting bandwidth of 8 Gigatransfers per second, per lane, in full duplex mode -- are rewarded with amazing throughput of 1.5 terabits per second (192 gigabytes/s), delivering performance that challenges all other interconnect technologies.

“PLX continues to drive PCI Express Gen3 switch products including the ExpressFabric® solution as an alternative to integrated CPUs as well as other competitive high-speed system connectivity solutions like InfiniBand, SAS, and Ethernet,” said Raun.  “Our offering of 18 different Gen3 switch devices provides our customers with more options as they select their interconnect solutions.”

New PCI Express Markets
By leveraging low-latency PCIe Gen3 performance, new market opportunities are developing to help manage the massive flow of data driven mostly by today’s Internet applications.  Designers are creating sophisticated solid state disk (SSD) PCIe-based architectures dedicated to storing and retrieving movies, music, photos, and other files.

Individual racks making up the core of data centers now have a new choice when considering fabrics for external box-to-box rack connectivity.  By implementing a PCIe-based ExpressFabric, architects can take advantage of native PCIe-based systems to increase performance and lower overall cost and power.

Other markets experiencing growth via PCIe include oil and gas exploration, Wall Street trade routing, test and measurement, communications, and general-purpose computation on graphics processing units (GPGPU) used to accelerate a wide range of applications like embedded systems, mobile appliances, computers, and gaming graphics.

Merger and Acquisition Update
On July 11, 2012, PLX entered into an asset purchase transaction with Entropic Communications, pursuant to which PLX transferred certain specific direct broadcast satellite intellectual property and corresponding technologies to Entropic.  The purchased assets relate to the design and development of a digital channel stacking switch (dCSS) semiconductor product for up to $8 million, $3 million of which was received at closing. In addition to the asset purchase, Entropic paid a one-time $4 million licensing fee for intellectual property.

On Sept. 14, 2012, PLX Technology, Inc. entered into an asset purchase transaction with Aquantia Corp. pursuant to which PLX agreed to sell the physical layer 10GBase-T integrated circuit family of products and certain assets exclusively related to the products to the purchaser, subject to the satisfaction of certain customary closing conditions.  On Sept. 20, 2012, PLX completed the transaction and received the proceeds of $2 million in cash.

The above divestitures resulted in the Satellite TV and Ethernet business, as well as proceeds from the sale, being accounted for as discontinued operations during the quarter and for all comparative periods presented.

On Oct. 3, 2012, Integrated Device Technology, Inc. (IDT) announced that it is extending the expiration date of its exchange offer for all outstanding shares of common stock of PLX Technology, Inc., pursuant to the previously announced merger agreement with PLX, dated April 30, 2012, which contemplates the exchange offer for all outstanding shares of PLX common stock, followed by a second step merger.  The exchange offer was previously scheduled to expire at the end of the day on Oct. 4, 2012, at 12:00 midnight, New York City time. The exchange offer is being extended as the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) has not yet expired or been terminated.  While previous extensions of the expiration date of the exchange offer have been limited to 20 business days pursuant to the terms of the Agreement and Plan of Merger relating to the exchange offer, the parties have agreed to a one-time waiver of this limitation, which permits IDT to extend the offer period for 26 business days until the end of the day on Nov. 9, 2012, at 12:00 midnight, New York City time.  This additional time period will allow the parties to coordinate the timing of any subsequent extensions of the exchange offer with financial reporting requirements of IDT and PLX that the parties anticipate will be applicable to the registration statement relating to the exchange offer on or after Nov. 9, 2012.  IDT and PLX both continue to provide information to the Federal Trade Commission in connection with the antitrust review of the transaction.  Receipt of antitrust clearance under the HSR Act is a condition to the closing of the merger.  PLX recently extended the merger agreement under its terms until January 31, 2013.

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:30 p.m. (PT) to discuss its third quarter financial results.  The company will not be announcing a fourth quarter 2012 outlook due to the pending acquisition transaction.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at (866) 203-2528, using access code 36834013.  International callers may dial +1 (617) 213-8847.

A recorded replay of this webcast will be available on the PLX Website beginning 4:30 p.m. (PT) on October 29, 2012, through 11:59 p.m. (PT) on November 5, 2012.  To listen to the replay via telephone, call (888) 286-8010 and use access code 85432552.  International callers may dial +1 (617) 801-6888.

For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary software.

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, Facebook, Twitter and YouTube.

ExpressLane, ExpressFabric, PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges and amortization of acquired intangibles.  A reconciliation of the adjustments to GAAP results from continuing operations is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes forward-looking statements.  These include statements regarding our anticipated reductions in operating spending due to the divestitures and regarding new PCIe markets.   Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as the reduced demand for products of electronic equipment manufacturers that use PLX’s products; adverse economic conditions in general or those specifically affecting PLX’s markets; reduced backlog for PLX’s customers and unexpected expenses; uncertainties as to the timing of the proposed transaction with IDT; the risk that the transaction will not close because of a failure to satisfy one or more of the offer closing conditions (including regulatory approvals); the risk that the announcement and pendency of the transaction may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners and the risk that PLX’s business will have been adversely impacted during the pendency of the transaction.  Please also refer to the documents filed by PLX with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011, and PLX’s quarterly reports on Forms10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

Additional Information
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of PLX will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (“IDT”) on May 22, 2012. The registration statement has not yet become effective. In addition, PLX filed with the SEC on May 22, 2012, a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or PLX, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

**********

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: (408) 774-9060
investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2012	2012	2011	2012	2011

Net revenues	$26,866	$25,437	$29,763	$76,834	$86,256
Cost of revenues	10,808	10,370	12,580	31,732	37,038
Gross margin	16,058	15,067	17,183	45,102	49,218
Operating expenses:
Research and development	8,823	5,993	7,007	21,362	22,929
Selling, general and administrative	6,654	7,588	6,745	22,764	20,402
Acquisition and restructuring related costs	2,830	2,350	(166)	5,179	52
Amortization of purchased intangible assets	64	78	382	223	1,145
Impairment of assets	-	-	208	-	838
Total operating expenses	18,371	16,009	14,176	49,528	45,366
Income (loss) from operations	(2,313)	(942)	3,007	(4,426)	3,852
Interest income (expense) and other, net	(60)	(55)	(42)	(119)	(209)
Income (loss) from continuing operations before provision for income taxes	(2,373)	(997)	2,965	(4,545)	3,643
Provision (benefit) for income taxes	931	(513)	1,083	466	1,767
Income (loss) from continuing operations, net of tax	(3,304)	(484)	1,882	(5,011)	1,876
Loss from discontinued operations (including gain on disposal of $2,097), net of tax	(3,013)	(17,734)	(6,108)	(26,965)	(21,246)
Net loss	$(6,317)	$(18,218)	$(4,226)	$(31,976)	$(19,370)

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.07)	$(0.01)	$0.04	$(0.11)	$0.04
Loss from discontinued operations	$(0.07)	$(0.40)	$(0.14)	$(0.60)	$(0.48)
Net loss	$(0.14)	$(0.41)	$(0.10)	$(0.71)	$(0.44)

Diluted net loss per share:
Income (loss) from continuing operations	$(0.07)	$(0.01)	$0.04	$(0.11)	$0.04
Loss from discontinued operations	$(0.07)	$(0.40)	$(0.14)	$(0.60)	$(0.47)
Net loss	$(0.14)	$(0.41)	$(0.10)	$(0.71)	$(0.43)

Shares used to compute per share amounts:
Basic	44,946	44,797	44,537	44,824	44,525
Diluted	44,946	44,797	45,003	44,824	45,032

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30	December 31
	2012	2011
ASSETS

Cash and investments	$17,873	$19,752
Accounts receivable, net	14,133	11,074
Inventories	10,240	8,896
Property and equipment, net	11,274	12,291
Goodwill	20,461	21,338
Other intangible assets	22	20,845
Other assets	3,941	2,622
Total assets	$77,944	$96,818

LIABILITIES

Accounts payable	$15,548	$7,134
Accrued compensation and benefits	5,775	3,586
Accrued commissions	804	632
Other accrued expenses	4,268	3,132
Short term note payable & capital lease obligations	105	5,115
Short term borrowings against line of credit	5,000	-
Long term borrowings against line of credit	-	2,000
Total liabilities	31,500	21,599

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	188,623	185,323
Accumulated other comprehensive loss	(246)	(147)
Accumulated deficit	(141,978)	(110,002)
Total stockholders' equity	46,444	75,219
Total liabilities and stockholders' equity	$77,944	$96,818

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2012	2012	2011	2012	2011
Income (Loss) From Continuing Operations Reconciliation
GAAP Income (Loss)	$(3,304)	$(484)	$1,882	$(5,011)	$1,876
Acquisition and restructuring related costs	2,830	2,350	(166)	5,179	52
Share-based compensation	914	694	443	2,006	1,517
Amortization of purchased intangible assets	64	78	382	223	1,145
Impairment of assets	-	-	208	-	838
Non-GAAP Income (Loss)	$504	$2,638	$2,749	$2,397	$5,428

Loss Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$(0.07)	$(0.01)	$0.04	$(0.11)	$0.04
Effect of acquisition and restructuring related costs	0.06	0.05	-	0.12	-
Effect of share-based compensation	0.02	0.02	0.01	0.04	0.03
Effect of amortization of purchased intangible assets	-	-	0.01	-	0.03
Effect of asset impairment	-	-	-	-	0.02
Non-GAAP Diluted Income (Loss) Per Share	$0.01	$0.06	$0.06	$0.05	$0.12

Operating Loss From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$(2,313)	$(942)	$3,007	$(4,426)	$3,852
Share-based compensation - COGS	49	37	11	98	34
Share-based compensation - R&D	349	228	193	719	588
Share-based compensation - SG&A	516	429	239	1,189	895
Acquisition and restructuring related costs	2,830	2,350	(166)	5,179	52
Amortization of purchased intangible assets	64	78	382	223	1,145
Impairment of assets	-	-	208	-	838
Non-GAAP Operating Income (Loss)	$1,495	$2,180	$3,874	$2,982	$7,404

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$18,371	$16,009	$14,176	$49,528	$45,366
Share-based compensation - R&D	(349)	(228)	(193)	(719)	(588)
Share-based compensation - SG&A	(516)	(429)	(239)	(1,189)	(895)
Acquisition and restructuring related costs	(2,830)	(2,350)	166	(5,179)	(52)
Amortization of purchased intangible assets	(64)	(78)	(382)	(223)	(1,145)
Impairment of assets	-	-	(208)	-	(838)
Non-GAAP Operating Expenses	$14,612	$12,924	$13,320	$42,218	$41,848

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2012	2012	2011	2012	2011
Net Revenues by Geography
Americas	18%	16%	17%	16%	17%
Asia Pacific	72%	73%	73%	71%	70%
Europe	10%	11%	10%	13%	13%

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2012	2012	2011	2012	2011
Net Revenues by Type
PCI Express Revenue	65%	67%	55%	66%	55%
Connectivity Revenue	35%	33%	45%	34%	45%